UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35838	20-4647180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 25th Floor San Francisco, California 94105	94105
(Address of principal executive offices)	(Zip Code)

(415) 399-2580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 23, 2015, Marin Software Incorporated (the “Company”) entered into the Second Amended and Restated Loan and Security Agreement, dated as of July 23, 2015, by and among Silicon Valley Bank (“Bank”) and the Company and certain of the Company’s subsidiaries as borrowers (the “Amended Credit Agreement”), which amends and restates in its entirety that certain Amended and Restated Loan and Security Agreement, dated as of December 9, 2011, by and among Bank and the Company and of the Company’s subsidiaries as borrowers, as amended (the “Original Credit Agreement”). The Amended Credit Agreement provides for a revolving credit facility (the “Revolving Credit Facility”) of up to the lesser of $20 million or 80% of the Company’s eligible accounts receivable, increased from the lesser of $15 million or 80% of the Company’s eligible accounts receivable provided for under the Original Credit Agreement. The Revolving Credit Facility will provide funds for working capital and to fund its general business requirements.

No amounts were outstanding under the Revolving Credit Facility as of March 31, 2015. Amounts repaid under the Revolving Credit Facility may be reborrowed. The Revolving Credit Facility matures on July 31, 2017 and is payable in full upon maturity.

Loans under the Revolving Credit Facility will accrue interest at a rate per annum equal to either (a) the “prime rate” as published in the Wall Street Journal or announced by Bank or (b) the London interbank offered rate then in effect (adjusted for any reserve requirements required by law), plus a margin of 2.75%.

The Amended Credit Agreement contains customary representations and warranties and affirmative and negative covenants including covenants related to the delivery of financial and other information, the maintenance of financial covenants, as well as limitations on dispositions, change in business or management, mergers or consolidations, dividends and other corporate activities.

The Amended Credit Agreement contains customary events of default, including non-payment of principal or interest when due, inaccuracy of representations and warranties, violation of covenants, defaults under other specified agreements, certain undischarged judgments and insolvency or inability to pay debts. Upon the occurrence and during the continuance of an event of default, Bank may declare the loans and all other obligations under the Amended Credit Agreement immediately due and payable, will have no further obligation to make advances under the Revolving Credit Facility and will have the immediate right to exercise its rights with respect to any collateral.

The Revolving Credit Facility is secured by substantially all of the Company’s personal property and that of its subsidiaries that are borrowers, excluding shares of controlled foreign corporations, intellectual property and certain other property specified in the Amended Credit Agreement.

No warrants, other forms of equity or royalties on future product sales are due to Bank in connection with the Amended Credit Agreement.

The foregoing is a summary of the Credit Agreement and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Second Amended and Restated Loan and Security Agreement, dated as of July 23, 2015, by and among Silicon Valley Bank, Marin Software Incorporated, Marin Software Limited, a company registered under the laws of England and Wales, and Marin Software Limited, a company incorporated in Ireland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: July 24, 2015	By:	/s/ Stephen E. Kim
Stephen E. Kim
EVP, General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description

99.1	Second Amended and Restated Loan and Security Agreement, dated as of July 23, 2015, by and among Silicon Valley Bank, Marin Software Incorporated, Marin Software Limited, a company registered under the laws of England and Wales, and Marin Software Limited, a company incorporated in Ireland.